SUB-ITEM 77I

Terms of New or Amended Securities

Dreyfus Premier California AMT-Free Municipal Bond Fund

- Dreyfus Premier California AMT-Free Municipal Bond Fund)

(the“Fund”)

            At a meeting held on April 29, 2013, the Board of Dreyfus Premier California AMT-Free Municipal Bond Fund (the “Registrant”), on behalf of the Fund, approved the creation of an additional class of shares, Class Y shares, descriptions of which appear in the following document sections, which are incorporated herein by reference:

1.      The sections of the Fund’s prospectus under the headings “Fund Summary—Fees and Expenses,” "Fund Summary—Purchase and Sale of Fund Shares," "Shareholder Guide—Choosing a Share Class—Class Y Shares" and “Shareholder Guide—Buying and Selling Shares—How to Buy Shares” and the Fund’s statement of additional information under the headings "Shareholder Services" and "Additional Information About Shareholder Services—Exchanges," included in Post-Effective Amendment No. 48 to the Registrant’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 26, 2013 ("Amendment No. 48).

2.      The Registrant’s Rule 18f-3 Plan, filed as Exhibit (n) to Amendment No. 48.